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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CII Financial, Inc.
Pleasanton, California

  We hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our reports dated February 17, 1995, relating to the consolidated financial statements and schedules of CII Financial, Inc. appearing in the Company's 1994 Annual Report on Form 10-K for the year ended December 31, 1994.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman

Los Angeles, California
June 26, 1995